Exhibit 5.1

	ATTORNEYS AT LAW		Broomfield, CO
720 566-4000

	Five Palo Alto Square		Reston, VA
	3000 El Camino Real		703 456-8000
Palo Alto, CA
	94306-2155		San Diego, CA
	Main	650 843-5000	858 550-6000
	Fax	650 849-7400
San Francisco, CA
415 693-2000
www.cooley.com
March 11, 2004
MARK P. TANOURY
Nektar Therapeutics	(650) 843-5016
150 Industrial Road	tanourymp@cooley.com
San Carlos, CA 94070

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the sale by Nektar Therapeutics, a Delaware corporation (the “Company”), of up to 10,925,000 shares of the Company’s common stock, par value $0.0001, including 1,425,000 shares of common stock for which the underwriter has been granted an over-allotment option (collectively, the “Shares”), pursuant to a Registration Statement on Form S-3 and the related Prospectus and Prospectus Supplement filed with the Securities and Exchange Commission (the “Commission”). All of the Shares are to be sold by the Company as described in the Registration Statement and related Prospectus and Prospectus Supplement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus included therein, the Prospectus Supplement filed with the Commission pursuant to Rule 424 under the Securities Act of 1933, as amended, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing and in reliance thereon, we are of the opinion that the Company Shares, when sold in accordance with the Registration Statement and the related Prospectus and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and the Prospectus Supplement included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

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Very truly yours,

COOLEY GODWARD LLP

By:	/s/ Mark P. Tanoury
Mark P. Tanoury